                                                                   Exhibit 10.62


                                LICENCE AGREEMENT

         THIS AGREEMENT is made as of the 9th day of May, 1994

BETWEEN:

         BR CENTRE LIMITED a body corporate, duly incorporated pursuant to the laws of the Province of British Columbia and having its registered office at Suite 800, 885 West Georgia Street, in the City of Vancouver, in the Province of British Columbia, V6C 3H1

         ("BRC")

AND: INGENIX BIOMEDICAL INC., a body corporate, duly incorporated pursuant to the laws of the Province of British Columbia and having its registered office at 1100 - 1055 West Hastings Street, in the City of Vancouver, in the Province of British Columbia V6E 2E9

         (the "Licensee")

AND:

         DR. JOHN W. SCHRADER, Professor, having a residential address at 4200 West 8th Avenue, Vancouver, British Columbia, V6R 1Z8

         ("Schrader")

         WHEREAS:

A. BRC has retained the services of The University of British Columbia (the "University") to engage in research pursuant to the terms of an agency agreement dated effective April 1, 1992 (the "Agency Agreement");

B. Pursuant to the terms of the Agency Agreement all technology developed from the research conducted by the University for BRC [*];

C. During the course of research by BRC and research by the University for BRC, BRC has invented, developed and/or acquired certain technology relating to methods for the generation of monoclonal antibodies or proteins including or comprising fragments of antibodies that permits the isolation, cloning and replication of DNA encoding the variable regions or antigen-binding regions of specific antibody molecules which DNA can thereafter be used to generate proteins, which incorporate the binding properties or the properties related to the binding properties of the specific antibody, as more particularly outlined in [*], which research was directed by Schrader in the Department of Medicine of the University;

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

D. Schrader is the principal shareholder and a director and officer of the Licensee;

E. The Licensee is desirous of BRC granting an exclusive worldwide license to the Licensee to use Patents and Technology, as defined below, to manufacture, distribute, market, sell and lease products derived or developed from such Patents and Technology and to sell the same to the general public during the term of this Agreement.

F. The Licensee has agreed, inter alia, to enter into a research agreement with BRC with respect to further research to be undertaken by BRC relating to the Technology.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.01 In this Agreement, unless a contrary intention appears, the following words and phrases shall mean:

   (a) "Date of Commencement" or "Commencement Date": this Agreement will be deemed to have come into force on the Date of Commencement which shall be the day this Agreement is executed, and shall be read and construed accordingly,

   (b) "Licensee Improvements": any and all improvements, variations, modifications, updates, enhancements or further processes, whether patentable or otherwise, made with respect to the Patents by the Licensee before, on, or after the Commencement Date,

   (c) "Materials": shall mean all cell lines, vectors, plasmids, clones, micro organisms, antibodies, antigens, test plates, reagents, chemicals, compounds, physical samples, models and specimens delivered by BRC to the Licensee including those specifically described in Recital C to this Agreement, and all progeny and derivatives thereof,

   (d) "Patents" shall mean the patent applications, and any patents to issue therefrom, set forth on Schedule "A" attached hereto,

   (e) "Product(s)": goods manufactured in connection with the use of all or some of the Patents and/or Technology,

   (f) "Related Person(s)": has the meaning assigned to it in section 251 of the INCOME TAX ACT, Stats. Can. 1970-71-72, c. 63, as amended,

   (g) "Technology": any and all knowledge, know-how, improvements and/or techniques invented, acquired, developed or acquired prior to or on the Date of Commencement by BRC or the Licensee relating to the Materials and Product(s) and all non-public information related to the Patents, including, without limitation, all research, data, specifications, instructions, manuals, papers or other materials of any nature whatsoever, whether written or otherwise, relating to same, and including the [*],

   (h) "Unrelated Improvements": any and all improvements, variations, modifications, enhancements, updates or further processes developed pursuant to this Agreement, or the Research Agreement to be executed concurrently with this Agreement, before, on or after the Commencement Date, whether by BRC or the Licensee, which are not Licensee Improvements.

                                    ARTICLE 2
                    PROPERTY RIGHTS IN AND TO THE TECHNOLOGY

2.01 The parties hereto hereby acknowledge and agree that BRC owns all right, title and interest in and to the [*].

2.02 The Licensee shall, at the request of BRC, enter into such further agreements and execute any and all documents as may be required to ensure that [*] of the [*].

2.03 From time to time and in any event not more than once every six months, the Licensee shall, at the request of BRC, [*].

                                    ARTICLE 3
                                GRANT OF LICENCE

3.01 In consideration of the covenants on the part of the Licensee contained herein, BRC hereby grants to the Licensee an exclusive worldwide licence to use and sublicense the Patents and

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

the Technology, and to manufacture, distribute, lease and sell the Materials and Product(s) on the terms and conditions hereinafter set forth during the term of this Agreement (the "Licence").

3.02 Notwithstanding Article 3.01 herein, the parties acknowledge and agree that BRC may use the Patents, the Technology and the Unrelated Improvements without charge in any manner whatsoever for research, scholarly publication, educational or other non-commercial use.

3.03 Upon execution of this Agreement, BRC shall register a financing statement with respect to this Agreement under the provisions of the PERSONAL PROPERTY SECURITY ACT. All costs associated with such registration shall be paid for by the Licensee.

3.04     The Licensee [*] and [*] that BRC [*] to use any of [*].

                                    ARTICLE 4
                                      TERM

4.01 This Agreement and the Licence granted hereunder shall terminate on the expiration of the last of the Patents unless earlier terminated pursuant to
Article 14 herein.

                                    ARTICLE 5
                              EQUITY PARTICIPATION

5.01 The Licensee shall deliver to BRC fully paid and non-assessable shares in the capital of the Licensee equal [*] of the shares issued and outstanding in the Licensee.

5.02 In accordance with Article 5.01 herein, the Licensee shall deliver a share certificate representing [*] shares in the capital of the Licensee within thirty days of the date of this Agreement.

5.03 In the event that the Licensee has issued outstanding shares exceeding [*] shares, the Licensee shall forthwith issue to BRC shares equal to the balance of shares due to BRC pursuant to Article 5.01 herein, after subtracting those shares already delivered to BRC pursuant to Article 5.02 herein.

5.04 The Licensee covenants and agrees that it will comply with all requirements of the COMPANY ACT of British Columbia and any and all applicable security legislation with respect to all share issuances under this Article 5.

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

5.05 The Licensee covenants and agrees to use its best efforts to cause all shares delivered under this Article 5 to be free from any pooling, escrow or other trading restrictions placed upon such shares or the Licensee by any regulatory authority having jurisdiction over the Licensee.

5.06 The obligation of the Licensee to deliver shares to BRC hereunder shall terminate upon the following two events occurring:

         (a) The Licensee has delivered shares to BRC equal to [*] of the issued and outstanding shares of the Licensee; and

         (b) The aggregate value of the consideration received by the Licensee for all of its outstanding shares is greater than [*] Canadian funds.




                                    ARTICLE 6
                                  SUBLICENSING

6.01 The Licensee shall have the right to grant sublicenses with respect to the Patents and the Technology with the [*] of BRC, which consent shall not be unreasonably withheld, upon terms and conditions [*].

6.02 Any sublicense granted by the Licensee shall be personal to the sublicensee and shall not be assignable without the prior written consent of BRC and the Licensee. Such sublicenses shall contain covenants by the sublicensees to observe and perform similar terms and conditions to those in this Agreement so far as the same may be capable of observance and performance by the sublicensees, including, without limitation, the provisions for confidentiality, insurance and termination. All sublicenses [*].

6.03 The Licensee shall [*] the express written consent of BRC, which consent shall not be unreasonably withheld.

6.04     The Licensee shall [*].

6.05 The Licensee shall register a financing change statement under the provisions of the PERSONAL PROPERTY SECURITY ACT in order to add each sublicensee as an additional debtor to the registration referred to in Article
3.03 herein forthwith upon

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

execution of each sublicence, and shall furnish BRC with a copy of the verification statement with respect to each such filing within 15 days after receipt of same. All costs associated with the filings contemplated by this
Article 6.05 shall be paid for by the Licensee.

                                    ARTICLE 7
                                   ASSIGNMENT

7.01 Except as provided for in Article 6 herein, the Licensee shall not assign, transfer, mortgage, charge or otherwise dispose of any or all of the rights, duties or obligations granted to it under this Agreement without the prior written consent of BRC which consent shall not be unreasonably withheld.

7.02 BRC shall have the right to assign its rights, duties and obligations under this Agreement to a company of which it is the sole shareholder. In the event of such an assignment, the Licensee shall release, remise and forever discharge BRC from any and all obligations or covenants, provided however that such company executes a written agreement which provides that such company shall assume all such obligations or covenants from BRC and that the Licensee shall retain all rights granted to the Licensee pursuant to this Agreement.

                                    ARTICLE 8
                                     PATENTS

8.01 The parties hereto acknowledge and agree that the following patent applications have been submitted with respect to the Technology:

         (a)      [*] Application No. [*] filed on [*].

         (b)      [*] Patent Application No. [*]

                  (the "Applications")



The Licensee shall reimburse BRC for all costs incurred to date with respect to the Applications (the "Initial Costs"), by making [*] starting on [*], and continuing every [*] thereafter, until [*], when all the Initial Costs and interest thereon shall have been paid. Interest shall be charged at the rate of [*] per annum (calculated and compounded annually) from [*] until the Initial Costs are repaid. In addition, the Licensee shall pay all costs associated with the Applications incurred after [*], forthwith upon presentation of an invoice relating to same from BRC.

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

8.02 All decisions with respect to the administration of the Patents shall be undertaken jointly by BRC and the Licensee.

                                    ARTICLE 9
                         PUBLICATION AND CONFIDENTIALITY

9.01 The Licensee acknowledges and agrees that the Licensee shall treat the Technology and the Unrelated Improvements as confidential and that the Licensee shall not disclose or communicate or cause to be disclosed or communicated same to any person or body corporate except as permitted under a sublicence. BRC shall take reasonable steps to ensure that the Technology and the Unrelated Improvements are kept confidential.

9.02 The Licensee covenants and agrees that it will initiate and maintain an appropriate internal program limiting the internal distribution of the Technology and the Unrelated Improvements to its directors, officers, employees, servants or agents and to take the appropriate non-disclosure agreements from any and all persons who may have access to the Technology and the Unrelated Improvements.

9.03 BRC shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals or other publications accounts of its research relating to the Technology and the Unrelated Improvements provided that the Licensee shall have been furnished copies of the disclosure proposed therefor at least 60 days in advance of the presentation or publication date and does not within 45 days after receipt of the proposed disclosure object to such presentation or publication. In the event objection is made, such disclosure shall not be made for a period of 6 months after the date the Licensee has made said objection unless the objectionable material is removed from the disclosure BRC shall co-operate in all reasonable respects in making revisions to any proposed disclosures if considered by the Licensee to be objectionable. If the objectionable material is removed from the disclosure, BRC shall be free to present and/or publish said disclosures immediately upon such removal. If the objectionable material is not removed from the disclosure, then BRC shall be free to present and/or publish said disclosures after the 6 month period has elapsed, notwithstanding that the objectionable material has not been removed.

9.04 Notwithstanding anything contained in this Article 9 or elsewhere in this Agreement, [*] covenants and agrees [*] shall not be [*] to [*] for any [*] or [*], whether [*] or any other similar or like [*], that may arise or do

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

arise from the [*] of this Agreement [*] of its [*] and [*] from any and all claims relating to any such [*].

                                   ARTICLE 10
                            PRODUCTION AND MARKETING

10.01 The Licensee shall [*] and utilize the Technology and the Patents and to [*] for the Materials and the Product(s) and the utilization of the Patents and the Technology.

10.02 In the event that BRC is of the view that the [*], BRC shall notify the Licensee and the parties hereto shall appoint an independent evaluator (the "Evaluator"), mutually acceptable to both parties, to [*] and the utilization of the Patents and the Technology (the "Evaluation").

10.03 In the event that the parties cannot agree on the Evaluator, the appointing authority shall be the British Columbia International Commercial Arbitration Centre. Evaluations shall be limited to one per calendar year.

10.04 If the Evaluator determines that the Licensee is [*] the [*] contained [*] shall have the right to [*] provided in Article [*] herein. If the Evaluator determines that [*] of the [*] contained [*], [*] be entitled to [*] for the [*] of [*].

10.05 The cost of an evaluation hereunder shall be borne 50% by the Licensee and 50% by BRC.

                                   ARTICLE 11
                                      [*]

11.01 [*] to the first sale of a Product, the Licensee will give notice to BRC of the terms and amount of the [*] which it has placed in respect of the same, which in no case shall [*] which a reasonable and prudent businessperson [*] a similar line of business would acquire. This [*] shall be placed with a reputable and financially secure [*], shall include BRC, its directors, officers, employees, students and agents as additional

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

[*], and shall [*] respect to the activities contemplated by this Agreement. [*] shall include severability of interest and [*] and shall provide that [*] altered except upon at least [*] written notice to BRC. BRC shall have the right to require reasonable amendments to the terms or [*] contained [*]. Failing the parties agreeing on the appropriate terms or the [*], then the matter shall be determined by arbitration as provided for herein. The Licensee shall provide BRC with [*] such [*] before commencement of sales of any Materials or Products(s) and the Licensee covenants not to sell any Materials or Product(s) before [*] is [*].

11.02 The Licensee shall require that each sublicensee under this Agreement shall procure and maintain, during the term of the sublicense, public liability, product liability and errors and omissions insurance in reasonable amounts, with a reputable and financially secure insurance carrier. The Licensee shall use its best efforts to ensure that any and all such policies of insurance required pursuant to this clause shall contain a waiver of subrogation against BRC, its officers, directors, employees, students and agents.

                                   ARTICLE 12
                                     WAIVER

12.01 Schrader acknowledges that under the terms of his employment with the University and/or BRC, he is entitled to certain present benefits and possible future benefits arising from the development and licensing of the Patents and the Technology. In consideration of the University requesting that BRC grant this License to the Licensee, and in consideration of the Licence to be granted by BRC hereunder Schrader agrees that he will execute the waivers pursuant to the Patent and Licensing Policy of the University and otherwise attached hereto as Schedule "B".

                                   ARTICLE 13
                             DISCLAIMER OF WARRANTY

13.01 BRC makes no representations or warranties, either express or implied, with respect to the Patents, the Technology, the Materials or the Product(s) and specifically disclaims any implied warranty of merchantability and fitness for a particular purpose. BRC shall in no event be liable for any loss of profits, be they direct, consequential, incidental, or special or other similar or like damages arising from any defect, error or failure to perform with respect to the Patents, the Technology, the Materials or the Product(s), even if BRC has been advised of the possibility of such damages.

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

13.02    Nothing in this Agreement shall be construed as:

   (a) a warranty or representation by BRC as to the validity or scope of the Licence granted pursuant to this Agreement,

   (b) a warranty or representation by BRC that anything made, used, sold or otherwise disposed of under the Licence granted in this Agreement is or will be free from infringement of patents, copyrights, trade-marks, registered design or other intellectual property rights, or

   (c) an obligation by BRC to bring or prosecute actions or suits against third parties for infringement of patents, copyrights, trade-marks, registered design or other intellectual property or contractual rights.

                                   ARTICLE 14
                                       [*]

14.01 [*], terminate this Agreement on the happening of any one or more of the following events forthwith by delivering notice in writing to that effect [*]:

   (a) if any execution, sequestration, or any another process of any court becomes enforceable against the Licensee or if any such process is levied on the rights under this Agreement or upon any of the monies due to BRC and is not released or satisfied by the Licensee within 30 days thereafter, or

   (b) if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the Licensee, or

   (c) if the Patents or the Technology becomes subject to any security interest, lien, charge or encumbrance in favour of any third party claiming through the Licensee, or

   (d) if the Licensee ceases or threatens to cease to carry on its business, or

   (e)   if the Licensee [*] fails [*] as required by Article [*] herein, or

   (f)   if the Licensee [*] granted hereunder [*] as required hereunder,

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

   (g) if it is determined pursuant to Article 10.04 herein that [*] is in breach of the covenant contained in Article [*], or

   (h) if the Licensee becomes insolvent, or if any proceeding under the BANKRUPTCY AND INSOLVENCY ACT (CANADA) or other similar statute is commenced against the Licensee.

14.02 Other than as set out in Article [*] herein, if either party shall be in default under or shall fail to comply with the terms of this Agreement and:

   (a) if such default is reasonably curable within [*] after receipt of notice of such default and such default or failure to comply is not cured within [*] after receipt of written notice thereof, or

   (b) if such default is not reasonably curable within [*] after receipt of written notice thereof, and such default or failure to comply is not cured within such further reasonable period of time as may be necessary for the curing of such default or failure to comply, then the non-defaulting party shall have the right to terminate this Agreement by written notice to that effect.

14.03 If this Agreement [*] pursuant to Article [*] herein, the Licensee shall forthwith [*] in its [*] or [*] and shall have [*]. The Licensee shall also deliver to BRC [*] of its customers, [*], and any and all other persons who have or have had [*], BRC may immediately and without [*]. [*] shall pay all charges or expenses incurred by BRC in the enforcement of its rights or remedies against the Licensee including, without limitation, BRC's solicitors fees and disbursements on an indemnity basis.

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   ARTICLE 15
                                      [*]

15.01 [*], holds harmless and [*], its directors, officers, employees and agents against any and all claims arising out of the exercise of any rights under this Agreement including, without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, [*] by the Licensee or its [*] howsoever the same may arise.

15.02 The Licensee represents that it has the expertise necessary to handle the Materials, Product(s), Technology, Unrelated Improvements and Patents with care and without danger to the Licensee, its employees, agents, or the public. The Licensee covenants that it shall not accept delivery of the Materials, Product(s), Technology, Unrelated Improvements or Patents until it has requested and received from BRC all necessary information and advice to ensure that it is capable of handling the Materials, Product(s), Technology, Unrelated Improvements and Patents in a safe and prudent manner in accordance with this
Article 15.02.

15.03 The Licensee covenants and agrees that it shall comply with all laws, regulations and ordinances, whether Federal, Provincial, Municipal or otherwise with respect to the Patents, Materials, Product(s), Technology, Unrelated Improvements and this Agreement.

                                   ARTICLE 16
                                       [*]

16.01    Unless otherwise agreed between the parties, [*]:

    (a) [*] to any person or persons other than those having [*] whether by reason of [*],

    (b)  a [*] to take place [*] of the Licensee,

    (c)  a [*] or the [*] company.

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   ARTICLE 17
                                      [*]

17.01 The Licensee shall permit any duly authorized [*] and at the BRC's sole risk and expense [*] and generally of ascertaining whether or not the [*] have been, are being, or will be [*] with by the Licensee.

                                   ARTICLE 18
                                  INDEPENDENCE

18.01 Nothing contained herein shall be deemed or construed to create between the parties hereto a partnership or joint venture. No party shall have the authority to act on behalf of any other party, or to commit any other party in any manner or cause whatsoever or to use any other party's name in any way not specifically authorized by this Agreement. No party shall be liable for any act, omission, representation, obligation or debt of any other party, even if informed of such act, omission, representation, obligation or debt.

                                   ARTICLE 19
                          GOVERNING LAW AND ARBITRATION

19.01 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

19.02 In the event of any dispute arising between the parties concerning this Agreement (other than a dispute arising with respect to Article [*]), its enforceability or the interpretation thereof, the same shall be settled by a single arbitrator appointed pursuant to the provisions of the COMMERCIAL ARBITRATION ACT of British Columbia, or any successor legislation then in force.

19.03 Clause 19.02 of this Article shall not prevent a party hereto from applying to a court of competent jurisdiction for interim protection such as, by way of example, an interim injunction.

                                   ARTICLE 20
                                    ENUREMENT

20.01 Subject to the limitations hereinbefore expressed, this Agreement shall enure to the benefit of and be binding upon the parties, and their respective successors and permitted assigns.

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   ARTICLE 21
                                    HEADINGS

21.01 Marginal headings as used in this Agreement are for the convenience of reference only and do not form a part of this Agreement and are not to be used in the interpretation hereof.

                                   ARTICLE 22
                              SURVIVAL OF COVENANTS

22.01 The terms and provisions, covenants and conditions contained in this Agreement which by the terms hereof require their performance by the parties hereto after the expiration or termination of this Agreement shall be and remain in force notwithstanding such expiration or other termination of this Agreement for any reason whatsoever. Without limiting the generality of the foregoing, the obligations contained in Article 9 shall survive for a period of 10 years from the date of termination of this Agreement.

                                   ARTICLE 23
                                   NON-WAIVER

23.01 No condoning, excusing or overlooking by any party of any default, breach or non-observance by any other party at any time or times in respect of any covenants, provisos, or conditions of this Agreement shall operate as a waiver of such party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, so as to defeat in any way the rights of such party in respect of any such continuing or subsequent default or breach and no waiver shall be inferred from or implied by anything done or omitted by such party, save only an express waiver in writing.

23.02 No exercise of a specific right or remedy by any party precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

                                   ARTICLE 24
                                  SEVERABILITY

24.01 In the event that any part, article, section, clause, paragraph or subparagraph of this Agreement shall be held to be indefinite, invalid, illegal or otherwise voidable or unenforceable, the entire agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   ARTICLE 25
                              NOTICES AND CONSENT

25.01 All payments, reports and notices or other documents that any of the parties hereto are required or may desire to deliver to any other party hereto may be delivered only by personal delivery or by registered or certified mail, telex or telecopy, all postage and other charges prepaid, at the address for such party set forth on the first page of this Agreement or at such other address as any party may hereinafter designate in writing to the others. Any notice personally delivered or sent by telex or telecopy shall be deemed to have been given or received at the time of delivery, telexing or telecopying. Any notice mailed as aforesaid shall be deemed to have been received on the expiration of five days after it is posted, provided that if there shall be at the time of mailing or between the time of mailing and the actual receipt of the notice a mail strike, slow down or labour dispute which might affect the delivery of the notice by the mails, then the notice shall only be affected if actually received.

25.02 Wherever the consent and/or approval of BRC is required hereunder, such approval shall be sought and/or obtained from the Board of Directors of BRC.


                                   ARTICLE 26
                          LEGAL ADVICE AND LEGAL COSTS


26.01 The parties hereto acknowledge that Richards Buell Sutton has acted solely for BRC in the preparation of this Agreement and that all other parties hereto have been advised to seek independent legal advice.

26.02 The Licensee shall bear all reasonable legal expenses and costs incurred by BRC in respect of its review of any assignments and sublicenses to be granted by the Licensee and any other consents and approvals required from BRC, upon the presentation by BRC to the Licensee of itemized bills.


                                   ARTICLE 27
                                     GENERAL

27.01 This agreement sets forth the entire understanding between the parties and no modifications hereof shall be binding unless executed in writing by the parties hereto.

27.02    Time shall be of the essence of this Agreement.

27.03 Whenever the singular or masculine or neuter is used throughout this Agreement the same shall be constructed as meaning the plural or feminine or body corporate when the context or the parties hereto may require.

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

         IN WITNESS WHEREOF the parties hereto hereunto executed this Agreement the day and year first above written.

SIGNED FOR AND ON BEHALF OF                  )
BR CENTRE LIMITED                            )
by its duly authorized officers:             )
                                             )
[ILLEGIBLE]                                  )
- --------------------------------------       )
Authorized Signatory                         )
                                             )
[ILLEGIBLE]                                  )
- --------------------------------------       )
Authorized Signatory                         )

SIGNED, SEALED AND DELIVERED by              )
DR. JOHN W. SCHRADER                         )
in the presence of:                          )
                                             )
[ILLEGIBLE]                                  )
- --------------------------------------       )
Name                                         )
                                             )
[ILLEGIBLE]                                  )      /s/ DR. JOHN W. SCHRADER
- --------------------------------------       )  ------------------------------
Address                                      )        DR. JOHN W. SCHRADER
                                             )
[ILLEGIBLE]                                  )
- --------------------------------------       )
                                             )
MANAGER                                      )
- --------------------------------------       )
Occupation                                   )


SIGNED FOR AND ON BEHALF OF                  )
INGENIX BIOMEDICAL INC.                      )
by its duly authorized officers:             )
                                             )
[ILLEGIBLE]                                  )
- ---------------------------------------      )
Authorized Signatory                         )
                                             )
                                             )
- ---------------------------------------      )
Authorized Signatory                         )

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                 THIS IS  SCHEDULE "A" TO AN AGREEMENT BETWEEN
                              BR CENTRE LIMITED AND
                              DR. JOHN W. SCHRADER

[*] Application                     [*]                   [*]

      [*]                           [*]



[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                                  SCHEDULE "E"

                                     WAIVER


TO: The University of British Columbia


         WHEREAS:

A. The undersigned, Dr. John W. Schrader ("Schrader"), whose full post office address is 4200 West 8th Avenue, Vancouver, British Columbia, V6R 1Z8, is the inventor of certain inventions or improvements which were invented at the University of British Columbia ("ubc") relating to methods for the generation of monoclonal antibodies or proteins including or compromising fragments of antibodies that permit the replication of DNA encoding the variable regions of antigen-binding regions of specific antibody molecules which can thereafter be isolated, cloned, and used to generate proteins, which incorporate the binding properties or the properties related to the binding properties of the specific antibody, as more particularly outlined in the following:

    1.   [*] application [*]; and

    2.   [*] application [*].

         (the "Inventions");

B. BR Centre Limited ("BRC"), a body corporate, duly incorporated pursuant to the laws of the Province of British Columbia and having its registered office at Suite 800, 885 West Georgia Street, in the City of Vancouver, in the Province of British Columbia, V6C 3H1 is the owner of the Inventions pursuant to the terms of an agency agreement made between UBC and BRC;

C. UBC has requested that the BRC grant a licence (the "Licence") of the Inventions to Ingenix Biomedical Inc. ("Ingenix"), a company of which Schrader is the principal shareholder;

D. Schrader may be entitled to certain benefits in relation to the Inventions pursuant to the terms of his employment with UBC, whether under the patent and licencing policy of UBC or otherwise, and has agreed to waive such benefits absolutely in consideration of the Licence to be granted by BRC to Ingenix in relation to the Inventions;

         NOW THEREFORE in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Schrader does hereby waive any and all entitlement to any and all benefits that Schrader may have pursuant to the terms of his employment with UBC, whether under the patent and licencing policy of UBC or otherwise, with respect

[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

to any royalties and/or other benefits derived by BRC and/or UBC from the licensing of the Inventions and/or any patents relating to the Inventions pursuant to the Licence. By electing to waive his interest as outlined herein, and by executing this waiver, Schrader acknowledges that he has not sought, nor been given any legal advice by UBC's personnel or legal counsel. Schrader further represents that he has been advised to seek separate and independent legal advice.

         Executed at Vancouver, British Columbia this         day
of        , 1994

SIGNED, SEALED AND DELIVERED by    )
in the the presence of:            )
                                   )
[ILLEGIBLE]                        )
- ---------------------------------  )
Name                               )
                                   )   /s/ DR. JOHN W. SCHRADER
- ---------------------------------  )  --------------------------
Address                            )     DR. JOHN W. SCHRADER
                                   )
- ---------------------------------  )
                                   )
- ---------------------------------  )
Occupation                         )



[*] The confidential portion has been omitted and filed separately with the Securities and Exchange Commission.